Exhibit 10.5

NOTICE OF RESTRICTED STOCK UNIT AWARD
SPYRE THERAPEUTICS, INC.
2016 EQUITY INCENTIVE PLAN
Unless otherwise defined herein, the terms defined in the Spyre Therapeutics, Inc. (the “Company”) 2016 Equity Incentive Plan (as amended from time to time, the “Plan”) shall have the same meanings in this Notice of Restricted Stock Unit Award (the “Notice”) and the attached Restricted Stock Unit Agreement (the “RSU Agreement”). You have been granted an award of Restricted Stock Units (“RSUs”) under the Plan subject to the terms and conditions of the Plan, this Notice and the attached RSU Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Name:	[●]
Date of Grant:	[●]
Number of RSUs:	[●]
Vesting Commencement Date:	[●]
Vesting Schedule:
Subject to the RSU Agreement, the RSUs shall vest [as to 25% of the RSUs on each anniversary of the Vesting Commencement Date], so long as you remain continuously providing Services to the Company from the Date of Grant through each vesting date.

You acknowledge that the vesting of the RSUs pursuant to this Notice is earned by continuing Service through the applicable vesting dates. By accepting this award, you and the Company agree that this award is granted under and governed by the terms and conditions of the Plan, this Notice and the RSU Agreement. By accepting this award of RSUs, you consent to the electronic delivery and acceptance as further set forth in the RSU Agreement.

PARTICIPANT	SPYRE THERAPEUTICS, INC.
Signature:	By:
Print Name:	Name:
Its:

RESTRICTED STOCK UNIT AGREEMENT
SPYRE THERAPEUTICS, INC.
2016 EQUITY INCENTIVE PLAN
You have been granted Restricted Stock Units (“RSUs”) by Spyre Therapeutics, Inc. (the “Company”) subject to the terms, restrictions and conditions of the Spyre Therapeutics, Inc. 2016 Equity Incentive Plan (as amended from time to time, the “Plan”), the Notice of Restricted Stock Unit Award (the “Notice”) and this Restricted Stock Unit Agreement (this “RSU Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.
1.    Grant of RSUs. You have been granted the number of RSUs set forth in the Notice. Each RSU represents the right to receive one Share. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this RSU Agreement, the terms and conditions of the Plan shall prevail.
2.    Vesting and Settlement. The RSUs shall not be vested as of the Date of Grant set forth in the Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Notice and this RSU Agreement. After the Date of Grant, subject to termination or acceleration as provided in this RSU Agreement and the Plan, the RSUs shall become vested as described in the Notice. As soon as administratively practicable following the vesting of the RSUs pursuant to the Notice, but in no event later than 60 days after each vesting date, the Company shall deliver to you a number of Shares equal to the number of RSUs that vested on such date.
3.    No Stockholder Rights. Except as provided in Section 4, unless and until such time as Shares are issued in settlement of vested RSUs, you shall have no ownership of the Shares allocated to the RSUs and shall have no right to dividends or to vote such Shares.
4.    Dividend Equivalents. From and after the Date of Grant and until the earlier of (a) your receipt of Common Stock upon settlement of RSUs and (b) the forfeiture of the RSUs, on the date that the Company pays a cash dividend (if any) to holders of Common Stock generally, you will be entitled, as a Dividend Equivalent Right, to a number of additional whole RSUs determined by dividing (i) the product of (A) the dollar amount of the cash dividend paid per Share on such date and (B) the total number of RSUs (including Dividend Equivalent Rights paid thereon) previously credited to you as of such date, by (ii) the Fair Market Value per Share on such date. Such Dividend Equivalent Rights (if any) shall be subject to the same terms and conditions and shall be settled or forfeited in the same manner and at the same time as the RSUs to which the Dividend Equivalent Rights were credited.
5.    No Transfer. RSUs may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order or unless otherwise permitted by the Committee on a case-by-case basis.
6.    Termination. Except as specifically provided in your offer letter or employment agreement with the Company, if your Service terminates for any reason, all unvested RSUs shall be immediately forfeited to the Company, and all rights you have to such RSUs shall immediately terminate, without payment of any consideration to you. In case of any dispute as to whether your termination of Service has occurred, the Committee shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.
7.    Tax Consequences. You acknowledge that there will be certain consequences with regard to income tax, employment tax, payroll tax, fringe benefits tax, payment on account or other tax-related items (“Tax- Related Items”) upon settlement of the RSUs or disposition of the Shares, if any, received in connection therewith, and you should consult a tax adviser regarding your tax obligations prior to such settlement or disposition in the jurisdiction where you are subject to tax.
8.    Responsibility for Taxes.
(a)    Regardless of any action the Company or, if different, your actual employer (the “Employer”) takes with respect to any or all Tax-Related Items withholding or required deductions, you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the

Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax- Related Items in connection with any aspect of the award, including the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (ii) do not commit to structure the terms of the award or any aspect of the RSUs to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. You acknowledge that if you are subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)    Prior to the settlement of your RSUs, you shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items withholding and payment on account obligations of the Company and/or the Employer. In this regard, you authorize the Company and/or the Employer, and their respective agents, at their discretion, to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by the Company and/or the Employer. The Company may permit any of the following as a method of withholding prior to the applicable taxable or withholding event (i) withholding Shares that otherwise would be issued to you when your RSUs are settled, (ii) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization), (iii) payment by you of an amount equal to the Tax-Related Items directly by cash, check, wire transfer, bank draft or money order payable to the Company, or (iv) any other arrangement approved by the Company; all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy (or any successor policies), if applicable. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
(c)    You shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of your participation in the Plan or the vesting and settlement of the RSUs that cannot be satisfied by the means previously described. Finally, you acknowledge that the Company has no obligation to deliver Shares to you until you have satisfied the obligations in connection with the Tax-Related Items as described in this Section.
9.    Acknowledgement. The Company and you agree that the RSUs are granted under and governed by the Notice, this RSU Agreement and the provisions of the Plan. You: (i) acknowledge receipt of a copy of the Plan prospectus, (ii) represent that you have carefully read and are familiar with the provisions in the grant documents, and (iii) hereby accept the RSUs subject to all of the terms and conditions set forth in this RSU Agreement and those set forth in the Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this RSU Agreement.
10.    Entire Agreement; Enforcement of Rights. This RSU Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them; provided, however, that any acceleration terms set forth in your offer letter or employment agreement, if applicable, shall apply to the RSUs. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder, are superseded. No modification of or amendment to this RSU Agreement, nor any waiver of any rights under this RSU Agreement, shall be effective unless in writing and signed by the parties to this RSU Agreement. The failure by either party to enforce any rights under this RSU Agreement shall not be construed as a waiver of any rights of such party.
11.    Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and you with all applicable state, federal and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer, which compliance the Company shall, in its absolute discretion, deem necessary or advisable. You understand that the Company is under no obligation to register or qualify the Common Stock with any state, federal or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, you agree that the Company shall have unilateral authority to amend the Plan and this RSU Agreement without your consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares. Finally, the Shares issued pursuant to this RSU Agreement shall be endorsed with appropriate legends, if any, determined by the Company.

12.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.
13.    Governing Law; Severability. If one or more provisions of this RSU Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this RSU Agreement, (ii) the balance of this RSU Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this RSU Agreement shall be enforceable in accordance with its terms. This RSU Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from the Plan, the Notice and this RSU Agreement, the parties hereby submit and consent to litigation in the exclusive jurisdiction of the State of Texas and agree that any such litigation shall be conducted only in the courts of Texas or the federal courts of the United States for Texas and no other courts.
14.    No Rights as Employee, Director or Consultant. Nothing in this RSU Agreement shall affect in any manner whatsoever the right or power of the Company, or an Affiliate, to terminate your Service, for any reason, with or without Cause.
15.    Consent to Electronic Delivery of All Plan Documents and Disclosures. By your acceptance of this award of RSUs, you consent to the electronic delivery of the Notice, this RSU Agreement, the Plan, account statements, Plan prospectuses required by the SEC, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its stockholders (including, without limitation, annual reports and proxy statements) or other communications or information related to the RSUs. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. You acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost if you contact the Company by telephone, through a postal service or electronic mail at stockadmin@spyre.com. You further acknowledge that you will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, you understand that you must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. You agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. Also, you understand that your consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if you have provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at stockadmin@spyre.com. Finally, you understand that you are not required to consent to electronic delivery.
16.    Insider Trading Restrictions/Market Abuse Laws. You acknowledge that, depending on your country, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to acquire or sell the Shares or rights to Shares under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in your country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you are advised to speak to your personal advisor on this matter.
17.    Language. If you have received this RSU Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
18.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

19.    Code Section 409A. For purposes of this RSU Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Internal Revenue Code and the regulations thereunder (“Section 409A”). Notwithstanding anything else provided herein, to the extent any payments provided under this RSU Agreement in connection with your termination of employment constitute deferred compensation subject to Section 409A, and you are deemed at the time of such termination of employment to be a “specified employee” under Section 409A, then such payment shall not be made or commence until the earlier of (i) the expiration of the six-month period measured from your separation from service from the Company or (ii) the date of your death following such a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to you including, without limitation, the additional tax for which you would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. To the extent any payment under this RSU Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this section are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.
20.    Award Subject to Company Clawback or Recoupment. The RSUs shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law that is applicable to you, and in addition to any other remedies available under such policy and applicable law, the Company may require the cancellation of your RSUs (whether vested or unvested) and the recoupment of any gains realized with respect to your RSUs.
BY ACCEPTING THIS AWARD OF RSUS, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.